WidePoint Reports Fourth Quarter and Full Year 2023 Financial Results

Fairfax, VA – March 26, 2024 – WidePoint Corporation (NYSE American: WYY), the innovative technology Managed Solution Provider (MSP) specializing in Identity & Access Management (IAM), Telecommunications and Managed Mobility Services (MMS), Analytics & Billing as a Service (ABaaS), and IT as a Service (ITaaS), reported results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 and Recent Operational Highlights:

- Awarded a three-year contract valued at over $1.4 million from a major Florida attraction and research center to provide managed IT and cyber services
- Received a three-year, $216,000 contract from a mobile healthcare provider to provide managed IT services
- Awarded a $900,000 contract for Cisco equipment by a national bottling distributor
- Attained positive Adjusted EBITDA for the 26th consecutive quarter, and ended the quarter free cash flow positive
- Awarded more than 30 contractual actions resulting in over $70.3 million of contract value in Q4 2023
- Federal contract backlog totaled $359 million as of December 31, 2023

Fourth Quarter 2023 Financial Highlights:

- Revenues were $28.3 million, a 21% increase from the same quarter last year
- Gross margin was 14%, and gross margin excluding carrier services revenue was 32%
- Net loss totaled $1.3 million, or a loss of $(0.15) per diluted share
- Adjusted EBITDA, a non-GAAP financial measure, was $423,000
- As of December 31, 2023, cash and cash equivalents equaled $6.9 million with no bank debt

Full Year 2023 Financial Highlights:

- Revenues were $106.0 million, a 13% increase from the same period last year
- Gross margin was 15%, and gross margin excluding carrier services revenue was 33%
- Net loss totaled $4.0 million, or a loss of $(0.46) per diluted share
- Adjusted EBITDA, a non-GAAP financial measure, was $791,000

Management Commentary

"The fourth quarter of 2023 for WidePoint was a great way to conclude an incredible year of growth and execution," said Company CEO, Jin Kang. "We continue to achieve year-over-year growth, as we hit our revenue guidance for 2023 and ended the quarter free cash flow positive. In a year filled with external macroeconomic challenges, our sales and marketing team and strategy has proven to be resilient and effective, with the fourth quarter alone witnessing over $70.3 million in contractual actions and ending the year with a federal contract backlog of $359 million. The success seen on this front has prompted us to allocate additional resources and senior staffing to continue securing higher-margin contracts, setting a promising trajectory for fiscal year 2024. With the credit facility under our belt plus a strong balance sheet, we have ample dry powder that primes us to further activate our organic growth strategy, while giving us the optionality to explore synergistic and accretive M&A opportunities."

Fourth Quarter 2023 Financial Summary

(In millions except per share amounts)	DECEMBER 31, 2023	DECEMBER 31, 2022
	(Unaudited)	
REVENUES	$ 28.3	$ 23.3
GROSS PROFIT	4.0	3.6
GROSS PROFIT %	14%	15%
OPERATING EXPENSES	5.3	4.3
LOSS FROM OPERATIONS	**(1.3)**	**(0.7)**
LOSS PER SHARE, BASIC AND DILUTED	**$ (0.15)**	**$ (1.02)**
EBITDA	(0.2)	0.4
ADJUSTED EBITDA	0.4	0.5

Full Year 2023 Financial Summary

(In millions except per share amounts)	DECEMBER 31, 2023	DECEMBER 31, 2022
	(Unaudited)	
REVENUES	$ 106.0	$ 94.1
GROSS PROFIT	15.6	14.6
GROSS PROFIT %	15%	15%
OPERATING EXPENSES	19.3	34.2
LOSS FROM OPERATIONS	(3.7)	(19.6)
LOSS PER SHARE, BASIC AND DILUTED	$ (0.46)	$ (2.70)
EBITDA	(0.39)	(15.75)
ADJUSTED EBITDA	0.8	1.1

Conference Call

WidePoint's management will host the conference call today (March 26, 2024) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

U.S. dial-in number: 877-545-0523
International number: 973-528-0016
Access Code: 558777

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company's website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through Tuesday, April 9, 2024.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331

Replay ID: 50055

About WidePoint

WidePoint Corporation (NYSE American: WYY) is a leading technology Managed Solution Provider (MSP) dedicated to securing and protecting the mobile workforce and enterprise landscape. WidePoint is recognized for pioneering technology solutions that include Identity and Access Management (IAM), Mobility Managed Services (MMS), Telecom Management, Information Technology as a Service (ITaaS), Cloud Security, and Analytics & Billing as a Service (ABaaS). For more information, visit widepoint.com.

Non-GAAP Financial Measures

WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as EBITDA and Adjusted EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA is provided below:

	THREE MONTHS ENDED DECEMBER 31,		YEARS ENDED DECEMBER 31,	
	2023	2022	**2023**	2022
	(Unaudited)		(Unaudited)	
NET LOSS	**$ (1,331,834)**	$ (8,892,311)	**$ (4,046,500)**	$ (23,585,300)
Adjustments to reconcile net loss to EBITDA:				
Depreciation and amortization	**1,042,686**	763,107	**3,370,900**	2,535,100
Income tax provision	**64,778**	8,488,008	**133,200**	5,077,900
Interest income	**(51,578)**	(24,674)	**(90,700)**	(41,800)
Interest expense	**54,717**	70,412	**239,500**	259,600
EBITDA	**$ (221,231)**	$ 404,542	**$ (393,600)**	$ (15,754,500)
Other adjustments to reconcile net loss to Adjusted EBITDA:				
Loss on factoring of receivables	**25,553**	-	**30,553**	-
Impairment charge	**193,336**	-	**193,336**	16,277,000
Stock-based compensation expense	**425,600**	144,282	**961,000**	528,582
Adjusted EBITDA	**$ 423,258**	$ 548,824	**$ 791,289**	$ 1,062,982

WidePoint uses Adjusted EBITDA as supplemental non-GAAP measure of performance. WidePoint defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, and (iv) Impairment charges. Adjusted EBITDA excludes certain amounts included in EBITDA. WidePoint is not providing a quantitative reconciliation of adjusted EBITDA in reliance on the "unreasonable efforts" exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, WidePoint does not provide a reconciliation of forward-looking adjusted EBITDA (non-GAAP) to GAAP net income, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income may vary significantly based on actual events, WidePoint is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected GAAP net income being materially less than is indicated by estimated adjusted EBITDA (non-GAAP).

Safe Harbor Statement

This press release contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition that are subject to risks and uncertainties. All statements other than statements of historical fact included herein are forward-looking statements. You can identify these statements by words such as "aim," "anticipate," "assume," "believe," "could," "due," "estimate," "expect," "goal," "intend," "may," "objective," "plan," "potential," "positioned," "predict," "should," "target," "will," "would" and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management's beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, the impact of supply chain issues; our ability to successfully execute our strategy; our ability to sustain profitability and positive cash flows; our ability to access sufficient financing on acceptable terms given the tightening credit markets due to the current banking environment; our ability to gain market acceptance for our products; our ability to win new contracts, execute contract extensions and expand scope of services on existing contracts; our ability to compete with companies that have greater resources than us; our ability to penetrate the commercial sector to expand our business; our ability to identify potential acquisition targets and close such acquisitions; our ability to successfully integrate acquired businesses with our existing operations; our ability to maintain a sufficient level of inventory necessary to meet our customers demand due to supply shortage and pricing; our ability to retain key personnel; our ability to mitigate the impact of increases in interest rates; the impact of increasingly volatile public equity markets on our market capitalization; the impact and outcome of negotiations around the Federal debt ceiling; our ability to mitigate the impact of inflation; and The risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023.

The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

WidePoint Investor Relations:

Gateway Group, Inc.

Matt Glover or John Yi

949-574-3860

WYY@gateway-grp.com

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

		DECEMBER 31, 2023		DECEMBER 31, 2022
		(Unaudited)		
ASSETS				
CURRENT ASSETS				
Cash	$	6,921,160	$	7,530,864
Accounts receivable, net of allowance for credit losses of $81,359 and $51,666, respectively		8,219,793		9,277,109
Unbilled accounts receivable		16,618,639		10,244,101
Other current assets		1,083,671		935,978
Total current assets		32,843,263		27,988,052
NONCURRENT ASSETS				
Property and equipment, net		780,800		978,218
Lease right of use asset, net		4,045,222		4,723,899
Intangible assets, net		7,336,348		7,398,160
Goodwill		5,811,578		5,811,578
Deferred tax assets, net		-		86,909
Other long-term assets		483,288		2,025,845
Total assets	$	51,300,499	$	49,012,661
LIABILITIES AND STOCKHOLDERS' EQUITY				
CURRENT LIABILITIES				
Accounts payable	$	12,633,658	$	12,515,081
Accrued expenses		16,175,702		11,327,269
Current portion of deferred revenue		2,009,343		1,704,933
Current portion of lease liabilities		638,258		596,529
Total current liabilities		31,456,961		26,143,812
NONCURRENT LIABILITIES				
Lease liabilities, net of current portion		4,114,516		4,745,909
Contingent consideration		6,900		6,900
Deferred revenue, net of current portion		1,027,770		364,837
Deferred tax liabilities, net		16,923		-
Total liabilities		36,623,070		31,261,458
Commitments and contingencies		-		-
STOCKHOLDERS' EQUITY				
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding		-		-
Common stock, $0.001 par value; 30,000,000 shares authorized; 8,893,220 and 8,725,476 shares issued and outstanding, respectively		8,894		8,726
Additional paid-in capital		102,151,381		101,194,185
Accumulated other comprehensive loss		(334,899)		(350,234)
Accumulated deficit		(87,147,947)		(83,101,474)
Total stockholders' equity		14,677,429		17,751,203
Total liabilities and stockholders' equity	$	51,300,499	$	49,012,661

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED DECEMBER 31,		YEARS ENDED DECEMBER 31,	
	2023	2022	2023	2022
		(Unaudited)		
REVENUES	$ 28,256,165	$ 23,338,012	$ 106,026,360	$ 94,103,365
COST OF REVENUES (including amortization and depreciation of $2,291,144 and $1,455,262, respectively)	24,225,036	19,778,361	90,380,833	79,527,893
GROSS PROFIT	4,031,129	3,559,651	15,645,527	14,575,472
OPERATING EXPENSES				
Sales and marketing	637,951	468,722	2,191,838	2,134,240
General and administrative expenses (including share-based compensation of $960,991 and $528,582, respectively)	4,163,373	3,562,807	15,882,415	14,720,497
Impairment charge - goodwill	-	-	-	16,277,000
Impairment charge - definite-lived intangible assets	193,336	-	193,336	-
Depreciation and amortization	290,393	266,788	1,079,724	1,077,440
Total operating expenses	5,285,053	4,298,317	19,347,313	34,209,177
LOSS FROM OPERATIONS	(1,253,924)	(738,666)	(3,701,786)	(19,633,705)
OTHER INCOME (EXPENSE)				
Interest income	51,557	24,705	90,679	41,831
Interest expense	(54,743)	(70,456)	(239,526)	(259,644)
Other (expense) income, net	(9,876)	380,098	(62,597)	1,344,102
Total other income (expense), net	(13,062)	334,347	(211,444)	1,126,289
LOSS BEFORE INCOME TAX PROVISION	(1,266,986)	(404,319)	(3,913,230)	(18,507,416)
INCOME TAX PROVISION	64,821	8,487,983	133,243	5,077,875
NET LOSS	(1,331,807)	(8,892,302)	$ (4,046,473)	$ (23,585,291)
LOSS PER SHARE, BASIC AND DILUTED	(0.15)	$ (1.02)	$ (0.46)	$ (2.70)
WEIGHTED-AVERAGE SHARES OUTSTANDING,	8,984,890	8,709,785	8,830,709	8,732,203